SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 12, 2011

HIGHWOODS PROPERTIES, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13100	56-1871668
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

HIGHWOODS REALTY LIMITED PARTNERSHIP
(Exact name of registrant as specified in its charter)

North Carolina	000-21731	56-1869557
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3100 Smoketree Court, Suite 600
Raleigh, North Carolina 27604
(Address of principal executive offices, zip code)

Registrants’ telephone number, including area code: (919) 872-4924

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

      Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On May 12, 2011, the Company held its annual meeting of stockholders. The final vote of the matters presented for a vote at such meeting was as follows:

Matter		For	Against	Abstain/ Withheld	Broker Non-Votes
(1)	Election of Directors:				2,916,327
	Thomas W. Adler	63,224,224	--	1,155,456
	Gene H. Anderson	63,224,991	--	1,154,689
	Edward J. Fritsch	63,225,121	--	1,154,559
	David J. Hartzell	64,291,631	--	88,049
	Sherry A. Kellett	64,285,433	--	94,247
	L. Glenn Orr, Jr.	62,729,092	--	1,650,588
	O. Temple Sloan, Jr.	54,249,613	--	10,130,067
(2)	Ratify appointment of Deloitte & Touche LLP as our independent registered public accounting firm for 2011	67,227,015	49,362	19,630	--
(3)	Advisory vote on executive compensation	62,046,132	2,295,250	38,298	2,916,327
	Matter	1 Year	2 Years	3 Years	Abstain
(4)	Advisory vote on frequency of say-on-pay votes	57,502,309	38,623	6,804,589	34,159

Lawrence S. Kaplan, 68, retired as a member of the Company’s Board of Directors upon expiration of his term at the 2011 annual meeting. Mr. Kaplan had been a director since November 2000.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

HIGHWOODS PROPERTIES, INC.
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

HIGHWOODS REALTY LIMITED PARTNERSHIP
By: Highwoods Properties, Inc., its general partner
By:	/s/ Jeffrey D. Miller
Jeffrey D. Miller
Vice President, General Counsel and Secretary

Dated:  May 13, 2011